Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
THIRD QUARTER 2024 FINANCIAL RESULTS
Third quarter 2024 GAAP diluted loss per share of $(2.05)
Third quarter 2024 diluted loss per share, excluding special charges, of $(2.02)(1)(3)
Third quarter 2024 airline only diluted loss per share, excluding special charges, of $(0.49)(1)(3)

LAS VEGAS. October 30, 2024 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2024, as well as comparisons to the prior year:

Consolidated	Three Months Ended September 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Total operating revenue	$562.2	$565.4	(0.6)%
Total operating expense	588.5	583.2	0.9%
Operating loss	(26.3)	(17.9)	46.9%
Loss before income taxes	(43.4)	(29.9)	45.2%
Net loss	(36.8)	(25.1)	46.6%
Diluted loss per share	(2.05)	(1.44)	42.4%
Sunseeker special charges, net of recoveries(3)	1.1	17.4	(93.7)%
Airline special charges(3)	7.7	15.2	(49.3)%
Income before income taxes, excluding special charges net of recoveries(1)(3)	(34.7)	2.7	NM
Net income (loss), excluding special charges net of recoveries(1)(3)	(36.1)	2.0	NM
Diluted earnings (loss) per share excluding special charges net of recoveries(1)(3)	(2.02)	0.09	NM

Airline only	Three Months Ended September 30,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Airline operating revenue	$549.1	$565.4	(2.9)%
Airline operating expense	556.2	559.5	(0.6)%
Airline operating income (loss)	(7.0)	5.8	NM
Airline loss before income taxes	(18.6)	(7.4)	NM
Airline special charges(3)	7.7	15.2	(49.3)%
Airline net income (loss), excluding special charges(1)(3)	(8.8)	5.9	NM
Airline operating margin, excluding special charges(1)(3)	0.1%	3.7%	(3.6)
Airline diluted earnings (loss) per share, excluding special charges(1)(3)	(0.49)	0.31	NM

Consolidated	Nine Months Ended September 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Total operating revenue	$1,884.9	$1,898.9	(0.7)%
Total operating expense	1,860.9	1,688.5	10.2%
Operating income	24.0	210.4	(88.6)%
Income (loss) before income taxes	(26.8)	160.8	NM
Net income (loss)	(24.0)	119.6	NM
Diluted earnings (loss) per share	(1.38)	6.43	NM
Sunseeker special charges, net of recoveries(3)	(2.6)	4.6	NM
Airline special charges(3)	42.6	15.2	NM
Income before income taxes, excluding special charges net of recoveries(1)(3)	13.2	180.6	(92.7)%
Net income, excluding special charges net of recoveries(1)(3)	6.8	134.2	(94.9)%
Diluted earnings per share excluding special charges net of recoveries(1)(3)	0.35	7.22	(95.2)%

Airline only	Nine Months Ended September 30,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Airline operating revenue	$1,831.1	$1,898.9	(3.6)%
Airline operating expense	1,767.0	1,668.0	5.9%
Airline operating income	64.1	230.9	(72.2)%
Airline income before income taxes	29.4	181.9	(83.8)%
Airline special charges(3)	42.6	15.2	NM
Airline net income, excluding special charges(1)(3)	51.9	148.8	(65.1)%
Airline operating margin, excluding special charges(1)(3)	5.8%	13.0%	(7.2)
Airline diluted earnings per share, excluding special charges(1)(3)	2.83	8.00	(64.6)%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)Except Airline operating margin, excluding special charges, which is percentage point change.
(3)In 2024 and 2023, we recognized certain expenses as special charges related to Airline activities and damages to Sunseeker Resort. For a listing of these charges, see the special charges table in Appendix A of this earnings release. We sometimes refer to all special charges as "specials" in this earnings release.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

“Our seasonally weakest quarter concluded with a diluted loss per share of $2.05,” stated Gregory Anderson, president and CEO of Allegiant Travel Company. "Despite facing challenges from Crowdstrike and Hurricane Helene, the airline surpassed our initial expectations by achieving a positive operating margin for the quarter. Throughout the quarter, we observed sustained strength in demand, with unit revenues turning positive on a year-over-year basis in the final weeks. Particularly noteworthy was the ancillary revenue per passenger, which reached $74.02, reflecting a three percent increase from the previous year due in part to the success of both the Allegiant Extra product and the cobrand credit card.

"As we entered the fourth quarter, our network experienced substantial disruptions due to the severe impact of Hurricane Milton and the continuing effects of Hurricane Helene. Ensuring the safety of our customers and team members remains our top priority, and I am extremely proud of our team's response during these challenging times. The hurricanes have led to a temporary decline in demand in certain cities along the West Coast of Florida and in Asheville, North Carolina. Approximately 25 percent of the seats scheduled to be flown in the fourth quarter are to destinations currently facing this short-term demand weakness. We anticipate that demand will return to normal by the end of the year and have adjusted our capacity accordingly. Load factors in the affected areas are expected to stay lower, resulting in a four-percentage point decline in our airline-only operating margin during the fourth quarter, which we now estimate to be around seven percent.

"Despite these short-term headwinds, I am pleased with the progress the team has made towards our three key initiatives - restoring peak utilization, the integration of the Boeing MAX aircraft, and various revenue initiatives.

1.Restoring peak utilization: Peak December utilization is scheduled to be up 25 percent over the prior year and down only six percent versus December 2019. As we move into 2025, March utilization is scheduled to be within five percent of 2019 levels.
2.Boeing MAX Integration: We achieved a major milestone during the third quarter by taking delivery of our first Boeing MAX aircraft. This airplane began revenue service mid-October and initial data supports significant improvements in the operating economics of this aircraft type over our current fleet. We remain in active discussions with Boeing around a reliable delivery schedule.
3.Revenue initiatives: The team delivered a Navitaire win late in the third quarter by restoring functionality around our third bundled product offering. Since going live, we have seen take rates for this offering mirror the rates observed pre-Navitaire launch, resulting in an incremental $1 in ancillary revenue per passenger. Additionally, I am happy to report we are on track to retrofit over 50 of our aircraft with the Allegiant Extra premium product by year end. We record approximately $3 per passenger in incremental ancillary revenue on aircraft equipped with this configuration. Finally, our Allegiant Allways Visa card continues to exceed our expectations. We expect total remuneration from the bank to exceed $140 million in 2024, with continued growth in 2025.

"Lastly we continue to work with our experienced hospitality team alongside our best-in-class advisors to help us optimize the value of the asset and appropriately navigate discussions with potential partners. Sunseeker is an amazing resort that we see meaningful asset value in and are committed to making decisions that align with the best interest of our stakeholders.

"I am incredibly proud of the progress the team is making to restore the earnings potential of our unique model. We are building the foundation to improved financial performance in 2025 and beyond."

Third Quarter 2024 Results and Highlights

•Total operating revenue of $562.2M, down 0.6 percent over the prior year
•Total fixed fee contract revenue of $20.6M, up 15.9 percent year-over-year
•Total average ancillary fare of $74.02, up 3.1 percent year-over-year driven by strength in seats, bags, and cobrand

•Operating loss, excluding specials,(1)(2) of $17.6M, yielding an adjusted operating margin of (3.1) percent
•Airline-only operating income, excluding specials,(1)(2) of $0.6M, yielding an airline-only adjusted operating margin of 0.1 percent

•Loss before income tax, excluding specials,(1)(2) of $34.7M, yielding an adjusted pre-tax margin of (6.2) percent
•Airline-only loss before income tax, excluding specials,(1)(2) of $11.0M, yielding an adjusted pre-tax margin of (2.0) percent

•Consolidated EBITDA, excluding specials,(1)(2) of $46.3M, yielding an adjusted EBITDA margin of 8.2 percent
•Airline-only EBITDA, excluding specials,(1) of $56.6M, yielding an adjusted airline-only EBITDA margin of 10.3 percent

•Airline-only operating CASM, excluding fuel and special charges,(2) of 8.89 ¢, up 4.7 percent year-over-year

•$36.5M in total cobrand credit card remuneration received from Bank of America, up 18.7 percent from the prior year
•As of September 30, 2024, we had 535K total Allegiant Allways Rewards Visa cardholders

•Enrolled 448K new Allways Rewards members during the third quarter

•Published the 2023 Sustainability Report reaffirming the company's sustainability goals designed to add value both short- and long-term for our stakeholders

•Named the number one Best Airline Credit Card and Best Frequent Flyer program in USA TODAY's 10Best 2024 Readers' Choice Awards for the sixth consecutive year

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2024 and 2023, we recognized certain expenses as special charges related to Airline activities and damages to Sunseeker Resort. For a listing of these charges see the special charges table in Appendix A of this earnings release. We sometimes refer to all special charges as "specials" in this earnings release.

Balance Sheet, Cash and Liquidity

•Total available liquidity at September 30, 2024 was $1.1B, which included $804.6M in cash and investments, and $275.0M in undrawn revolving credit facilities
•$17.3M in cash from operations during the third quarter 2024
•Total debt at September 30, 2024 was $2.2B
•Net debt at September 30, 2024 was $1.4B
•Debt principal payments of $107.4M during the quarter
•Year-to-date principal payments of $170.6M, including a total of $60.6M in prepayments related to aircraft-secured facilities during the third quarter
•On July 8, 2024, we suspended our quarterly dividend indefinitely
•Air traffic liability at September 30, 2024 was $397.0M

Airline Capital Expenditures

•Third quarter capital expenditures of $40.7M, which included $24.3M for aircraft purchases and inductions and other related costs, and $16.4M in other airline capital expenditures
•Third quarter deferred heavy maintenance expenditures were $17.9M

Sunseeker Resort Charlotte Harbor

•Third quarter occupancy was 31 percent with an average daily rate of $204(1) per night
•Estimated property damage related to Hurricane Helene is approximately $2 million, which is reported as a special charge on the third quarter income statement
•Hurricane Milton impact is currently being assessed and will be reported in the fourth quarter

(1)Reported average daily rate excludes resort fee.

Guidance, subject to revision

Certain forward-looking financial information in the following tables is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. In reliance on the 'unreasonable efforts' exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a reconciliation to the most comparable GAAP financial measure is not provided for airline-only loss per share, excluding special charges, consolidated loss per share, excluding special charges, and Sunseeker EBITDA, excluding special charges. The Company is not able to reconcile these Non-GAAP financial figures without unreasonable effort because the special charge adjustments will not be known until the end of the indicated future periods and any range of projected values would be too broad to be meaningful. As a result, this information would not be significant to investors.

Fourth quarter 2024 airline-only guidance

System ASMs - year over year change	~1.5%
Scheduled service ASMs - year over year change	~1.5%

Fuel cost per gallon	$2.50
Operating margin	6.0% to 8.0%
Airline-only earnings (loss) per share, excluding special charges(3)	$0.50 - 1.50

Fourth quarter 2024 consolidated guidance

Consolidated earnings (loss) per share, excluding special charges(3)	$0.00 - $1.00

Full-year 2024 airline-only guidance

System ASMs - year over year change	~0.5%
Scheduled service ASMs - year over year change	~0.5%

Interest expense (millions)	$150 to $160
Capitalized interest (1) (millions)	($40) to ($50)
Interest income (millions)	$35 to $45

Airline full-year CAPEX
Aircraft-related capital expenditures(2) (millions)	$105 to $125
Capitalized deferred heavy maintenance (millions)	$80 to $90
Other airline capital expenditures (millions)	$105 to $115

Recurring principal payments (millions) (full year)	$135 to $145

Full-year 2024 Sunseeker guidance

EBITDA, excluding special charges(3) (4)	($25) to ($30)
Business interruption insurance proceeds related to delayed open	Up to $10m
Depreciation expense (millions)	~$25
Interest expense (millions)	~$20

Occupancy rate	~35%
Average daily rate	~$300

(1)Includes capitalized interest related to pre-delivery deposits on new aircraft.
(2)Aircraft-related capital expenditures includes the purchase of aircraft, engines, induction costs, and pre-delivery deposits. This amount excludes capitalized interest related to pre-delivery deposits on new aircraft. Estimated capital expenditures are based on management's best estimate around aircraft deliveries, which differs from our contractual obligations.
(3)Denotes a non-GAAP financial measure for which no reconciliation to GAAP is provided as described above.
(4)Sunseeker EBITDA loss includes management's best estimate for operating losses resulting from hurricane-related cancelled bookings as well as short-term demand weakening as a result of the hurricanes. This loss does not include structural damage to the property from the hurricanes.

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	3Q24	YE24
Boeing 737-8200 (190 seats)	—	1
Airbus A320 (180-186 seats)	75	75
Airbus A320 (177 seats)	13	12
Airbus A319 (156 seats)	34	34
Total	122	122

The table above is provided based on the company’s current plans and is subject to change. The numbers include aircraft expected to be in service at the end of each period and exclude aircraft that we expect to take delivery of but not to be placed in service until a subsequent period.

The above plan is management's best estimate and differs from our contractual obligations.

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, October 30, 2024 to discuss its third quarter 2024 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline and Sunseeker Resort operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, timing of collection of insurance proceeds, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact of regulatory reviews of Boeing and labor actions on its aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing and other third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully operate Sunseeker Resort, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent Change
	2024	2023	YoY
OPERATING REVENUES:
Passenger	$488,989	$516,251	(5.3)%
Third party products	39,423	30,944	27.4
Fixed fee contracts	20,559	17,741	15.9
Resort and other	13,225	423	NM
Total operating revenues	562,196	565,359	(0.6)
OPERATING EXPENSES:
Salaries and benefits	195,326	163,004	19.8
Aircraft fuel	148,241	167,861	(11.7)
Station operations	70,632	64,630	9.3
Depreciation and amortization	63,918	55,816	14.5
Maintenance and repairs	30,278	35,477	(14.7)
Sales and marketing	24,869	28,468	(12.6)
Aircraft lease rentals	5,920	5,906	0.2
Other	40,563	29,432	37.8
Special charges, net of recoveries	8,790	32,648	(73.1)
Total operating expenses	588,537	583,242	0.9
OPERATING LOSS	(26,341)	(17,883)	(47.3)
OTHER (INCOME) EXPENSES:
Interest income	(10,071)	(12,444)	(19.1)
Interest expense	39,065	39,233	(0.4)
Capitalized interest	(11,923)	(14,888)	(19.9)
Other, net	30	135	(77.8)
Total other expenses	17,101	12,036	42.1
LOSS BEFORE INCOME TAXES	(43,442)	(29,919)	(45.2)
INCOME TAX BENEFIT	(6,653)	(4,853)	(37.1)
NET LOSS	$(36,789)	$(25,066)	(46.8)
Loss per share to common shareholders:
Basic	($2.05)	($1.44)	(42.4)
Diluted	($2.05)	($1.44)	(42.4)
Shares used for computation(1):
Basic	17,913	17,721	1.1
Diluted	17,913	17,721	1.1

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Operating Revenues and Expenses by Segment
(in thousands)
(Unaudited)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$488,989	$—	$488,989	$516,251	$—	$516,251
Third party products	39,423	—	39,423	30,944	—	30,944
Fixed fee contracts	20,559	—	20,559	17,741	—	17,741
Resort and other	156	13,069	13,225	423	—	423
Total operating revenues	549,127	13,069	562,196	565,359	—	565,359
OPERATING EXPENSES:
Salaries and benefits	183,849	11,477	195,326	159,717	3,287	163,004
Aircraft fuel	148,241	—	148,241	167,861	—	167,861
Station operations	70,632	—	70,632	64,630	—	64,630
Depreciation and amortization	56,025	7,893	63,918	55,730	86	55,816
Maintenance and repairs	30,278	—	30,278	35,477	—	35,477
Sales and marketing	23,370	1,499	24,869	27,835	633	28,468
Aircraft lease rentals	5,920	—	5,920	5,906	—	5,906
Other	30,187	10,376	40,563	27,170	2,262	29,432
Special charges, net of recoveries	7,651	1,139	8,790	15,216	17,432	32,648
Total operating expenses	556,153	32,384	588,537	559,542	23,700	583,242
OPERATING INCOME (LOSS)	(7,026)	(19,315)	(26,341)	5,817	(23,700)	(17,883)

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended September 30,				Percent Change(1)
	2024		2023		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	4,256,249		4,292,031		(0.8)%
Available seat miles (ASMs) (thousands)	4,501,532		4,433,767		1.5
Airline operating expense per ASM (CASM) (cents)	12.35	¢	12.62	¢	(2.1)
Fuel expense per ASM (cents)	3.29	¢	3.79	¢	(13.2)
Airline special charges per ASM (cents)	0.17	¢	0.34	¢	(50.0)
Airline operating CASM, excluding fuel and special charges (cents)	8.89	¢	8.49	¢	4.7
Departures	29,884		29,251		2.2
Block hours	68,453		67,312		1.7
Average stage length (miles)	856		858		(0.2)
Average number of operating aircraft during period	124.1		126.8		(2.1)
Average block hours per aircraft per day	6.0		5.8		3.4
Full-time equivalent employees at end of period	5,827		5,578		4.5
Fuel gallons consumed (thousands)	55,190		54,320		1.6
ASMs per gallon of fuel	81.6		81.6		—
Average fuel cost per gallon	$2.69		$3.09		(12.9)
Scheduled service statistics:
Passengers	4,195,572		4,234,196		(0.9)
Revenue passenger miles (RPMs) (thousands)	3,701,747		3,744,225		(1.1)
Available seat miles (ASMs) (thousands)	4,326,870		4,280,034		1.1
Load factor	85.6%		87.5%		(1.9)
Departures	28,519		28,040		1.7
Block hours	65,656		64,857		1.2
Average seats per departure	175.9		176.8		(0.5)
Yield (cents)(2)	5.88	¢	6.49	¢	(9.4)
Total passenger revenue per ASM (TRASM) (cents)(3)	12.21	¢	12.78	¢	(4.5)
Average fare - scheduled service(4)	$51.92		$57.43		(9.6)
Average fare - air-related charges(4)	$64.63		$64.50		0.2
Average fare - third party products	$9.40		$7.31		28.6
Average fare - total	$125.95		$129.23		(2.5)
Average stage length (miles)	863		864		(0.1)
Fuel gallons consumed (thousands)	52,993		52,491		1.0
Average fuel cost per gallon	$2.68		$3.07		(12.7)
Percent of sales through website during period	92.4%		95.1%		(2.7)
Other data:
Rental car days sold	322,076		335,542		(4.0)
Hotel room nights sold	45,620		54,447		(16.2)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent Change
	2024	2023	YoY
OPERATING REVENUES:
Passenger	$1,663,423	$1,768,274	(5.9)%
Third party products	109,924	85,886	28.0
Fixed fee contracts	57,119	43,599	31.0
Resort and other	54,418	1,096	NM
Total operating revenues	1,884,884	1,898,855	(0.7)
OPERATING EXPENSES:
Salaries and benefits	618,595	499,798	23.8
Aircraft fuel	488,388	520,018	(6.1)
Station operations	206,898	192,864	7.3
Depreciation and amortization	193,122	164,430	17.4
Maintenance and repairs	91,286	95,553	(4.5)
Sales and marketing	83,266	85,265	(2.3)
Aircraft lease rentals	17,653	18,973	(7.0)
Other	121,671	91,757	32.6
Special charges, net of recoveries	40,002	19,828	NM
Total operating expenses	1,860,881	1,688,486	10.2
OPERATING INCOME	24,003	210,369	(88.6)
OTHER (INCOME) EXPENSES:
Interest income	(33,441)	(34,418)	(2.8)
Interest expense	118,769	112,707	5.4
Capitalized interest	(34,718)	(28,949)	19.9
Other, net	146	185	(21.1)
Total other expenses	50,756	49,525	2.5
INCOME (LOSS) BEFORE INCOME TAXES	(26,753)	160,844	NM
INCOME TAX PROVISION (BENEFIT)	(2,745)	41,292	NM
NET INCOME (LOSS)	$(24,008)	$119,552	NM
Earnings (loss) per share to common shareholders:
Basic	($1.38)	$6.44	NM
Diluted	($1.38)	$6.43	NM
Shares used for computation(1):
Basic	17,802	17,879	(0.4)
Diluted	17,802	17,913	(0.6)

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Operating Revenues and Expenses by Segment
(in thousands)
(Unaudited)

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$1,663,423	$—	$1,663,423	$1,768,274	$—	$1,768,274
Third party products	109,924	—	109,924	85,886	—	85,886
Fixed fee contracts	57,119	—	57,119	43,599	—	43,599
Resort and other	650	53,768	54,418	1,096	—	1,096
Total operating revenues	1,831,116	53,768	1,884,884	1,898,855	—	1,898,855
OPERATING EXPENSES:
Salaries and benefits	580,775	37,820	618,595	492,205	7,593	499,798
Aircraft fuel	488,388	—	488,388	520,018	—	520,018
Station operations	206,898	—	206,898	192,864	—	192,864
Depreciation and amortization	173,237	19,885	193,122	164,196	234	164,430
Maintenance and repairs	91,286	—	91,286	95,553	—	95,553
Sales and marketing	78,166	5,100	83,266	83,994	1,271	85,265
Aircraft lease rentals	17,653	—	17,653	18,973	—	18,973
Other	87,930	33,741	121,671	84,920	6,837	91,757
Special charges, net of recoveries	42,639	(2,637)	40,002	15,230	4,598	19,828
Total operating expenses	1,766,972	93,909	1,860,881	1,667,953	20,533	1,688,486
OPERATING INCOME (LOSS)	64,144	(40,141)	24,003	230,902	(20,533)	210,369

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Nine Months Ended September 30,				Percent Change(1)
	2024		2023		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	12,982,957		13,196,465		(1.6)%
Available seat miles (ASMs) (thousands)	14,286,712		14,164,936		0.9
Airline operating expense per ASM (CASM)(cents)	12.37	¢	11.78	¢	5.0
Fuel expense per ASM (cents)	3.42	¢	3.67	¢	(6.8)
Airline special charges per ASM (cents)	0.30	¢	0.11	¢	NM
Airline operating CASM, excluding fuel and special charges (cents)	8.65	¢	8.00	¢	8.1
Departures	91,361		90,792		0.6
Block hours	216,844		215,716		0.5
Average stage length (miles)	886		883		0.3
Average number of operating aircraft during period	125.1		124.7		0.3
Average block hours per aircraft per day	6.3		6.3		—
Full-time equivalent employees at end of period	5,827		5,578		4.5
Fuel gallons consumed (thousands)	171,556		170,271		0.8
ASMs per gallon of fuel	83.3		83.2		0.1
Average fuel cost per gallon	$2.85		$3.05		(6.6)
Scheduled service statistics:
Passengers	12,837,860		13,076,015		(1.8)
Revenue passenger miles (RPMs) (thousands)	11,693,844		11,947,986		(2.1)
Available seat miles (ASMs) (thousands)	13,811,809		13,778,994		0.2
Load factor	84.7%		86.7%		(2.0)
Departures	87,824		87,800		—
Block hours	209,219		209,468		(0.1)
Average seats per departure	176.4		176.1		0.2
Yield (cents)(2)	6.93	¢	7.55	¢	(8.2)
Total passenger revenue per ASM (TRASM) (cents)(3)	12.84	¢	13.46	¢	(4.6)
Average fare - scheduled service(4)	$63.10		$68.95		(8.5)
Average fare - air-related charges(4)	$66.47		$66.28		0.3
Average fare - third party products	$8.56		$6.57		30.3
Average fare - total	$138.13		$141.80		(2.6)
Average stage length (miles)	891		889		0.2
Fuel gallons consumed (thousands)	165,728		165,599		0.1
Average fuel cost per gallon	$2.85		$3.05		(6.6)
Percent of sales through website during period	94.0%		95.3%		(1.3)
Other data:
Rental car days sold	1,051,425		1,081,483		(2.8)
Hotel room nights sold	168,751		193,643		(12.9)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	September 30, 2024 (unaudited)	December 31, 2023	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$265.9	$143.3	85.6%
Short-term investments	493.4	671.4	(26.5)
Long-term investments	45.3	56.0	(19.1)
Total unrestricted cash and investments	804.6	870.7	(7.6)
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	420.9	439.9	(4.3)
Long-term debt and finance lease obligations, net of current maturities and related costs	1,767.3	1,819.7	(2.9)
Total debt	2,188.2	2,259.6	(3.2)
Debt, net of unrestricted cash and investments	1,383.6	1,388.9	(0.4)
Total Allegiant Travel Company shareholders’ equity	1,299.9	1,328.6	(2.2)

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Basic:
Net income (loss)	$(36,789)	$(25,066)	$(24,008)	$119,552
Less income allocated to participating securities	—	(452)	(618)	(4,397)
Net income (loss) attributable to common stock	$(36,789)	$(25,518)	$(24,626)	$115,155
Earnings (loss) per share, basic	$(2.05)	$(1.44)	$(1.38)	$6.44
Weighted-average shares outstanding	17,913	17,721	17,802	17,879
Diluted:
Net income (loss)	$(36,789)	$(25,066)	$(24,008)	$119,552
Less income allocated to participating securities	—	(452)	(618)	(4,389)
Net income attributable to common stock	$(36,789)	$(25,518)	$(24,626)	$115,163
Earnings (loss) per share, diluted	$(2.05)	$(1.44)	$(1.38)	$6.43
Weighted-average shares outstanding(1)	17,913	17,721	17,802	17,879
Dilutive effect of restricted stock	—	—	—	238
Adjusted weighted-average shares outstanding under treasury stock method	17,913	17,721	17,802	18,117
Participating securities excluded under two-class method	—	—	—	(204)
Adjusted weighted-average shares outstanding under two-class method	17,913	17,721	17,802	17,913

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Nine Months Ended September 30, 2024
(Unaudited)

Airline operating expense, airline income (loss) before income taxes, airline net income (loss), and airline diluted earnings (loss) per share all eliminate the effects of non-airline activity as such activity is not reflective of airline operating performance. We also present these airline-only metrics excluding special charges related to aircraft accelerated depreciation on early retirement of certain airframes, a ratification bonus for the new collective bargaining agreement for our flight attendants, and an organizational restructuring of certain administrative personnel. Management believes the exclusion of these special charges enhances comparability of financial information between periods. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") and Airline EBITDA excluding special charges eliminate the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

We also present both operating expense and CASM excluding aircraft fuel expense and excluding the airline special charges listed in the table below. Fuel price volatility impacts the comparability of year over year financial performance as do the airline special charges. We believe the adjustments for fuel expense and airline special charges allow investors to better understand our non-fuel costs and related performance.

We present consolidated operating income, EBITDA, and diluted earnings (loss) per share excluding Sunseeker special charges, net of recoveries, and airline special charges, to exclude the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker and to exclude the airline special charges listed in the table below. Management believes these measures enhance comparability of financial information between periods.

Consolidated EBITDA, Consolidated EBITDA excluding special charges, Airline EBITDA excluding special charges, estimated airline only and consolidated earnings (loss) per share excluding special charges, and Sunseeker estimated EBITDA, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We also adjust EBITDA within this release to exclude non-airline activity and special charges. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and Airline EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating expenses, operating income (loss), income (loss) before income taxes, net income (loss), and net earnings (loss) per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, income (loss) before income taxes, net income (loss), earnings (loss) per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Special charges (in millions)
Accelerated depreciation on airframes identified for early retirement	4.2	15.2	28.4	15.2
Flight attendant ratification bonus	$—	$—	10.8	—
Organizational restructuring	3.4	—	3.4	—
Airline special charges(2)	7.7	15.2	42.6	15.2
Sunseeker special charges, net of recoveries(3)	1.1	17.4	(2.6)	4.6
Consolidated special charges, net of recoveries	8.8	32.6	40.0	19.8

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of consolidated net income (loss) and earnings (loss) per share excluding special charges net of recoveries (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(36.8)	$(25.1)	(24.0)	119.6
Plus special charges(2)(3)	8.8	32.6	40.0	19.8
Plus (minus) income tax expense (benefit) (GAAP)	(6.7)	(4.9)	(2.7)	41.3
Minus adjusted income tax expense, excluding effect of special charges	1.5	0.7	6.5	46.4
Net income (loss) excluding special charges net of recoveries(1)(2)(3)	(36.1)	2.0	6.8	134.2
Net (income) allocated to participating securities	—	(0.5)	(0.6)	(4.9)
Net income (loss) attributable to common stock excluding special charges net of recoveries(1)(2)(3)	(36.1)	1.5	6.2	129.3

Diluted shares used for computation (thousands)	17,913	17,721	17,802	17,913

Diluted earnings (loss) per share as reported (GAAP)	$(2.05)	$(1.44)	$(1.38)	$6.43
Diluted earnings (loss) per share excluding special charges net of recoveries(1)(2)(3)	$(2.02)	$0.09	$0.35	$7.22

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of airline net income (loss) excluding special charges and airline earnings (loss) per share excluding special charges (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(36.8)	$(25.1)	$(24.0)	$119.6
Plus non-airline loss before taxes	24.8	22.6	56.1	21.0
Plus airline special charges(2)	7.7	15.2	42.6	15.2
Plus (minus) income tax expense (benefit) (GAAP)	(6.7)	(4.9)	(2.7)	41.3
Minus (plus) airline adjusted income tax expense, excluding effect of special charges	(2.2)	1.9	20.1	48.3
Airline net income, excluding special charges(1)(2)	(8.8)	5.9	51.9	148.8

Airline net income allocated to participating securities excluding special charges	—	(0.5)	(1.4)	(5.5)
Airline net income (loss) attributable to common stock excluding special charges(1)(2)	(8.8)	5.4	50.5	143.3

Diluted shares used for computation (thousands)	17,913	17,721	17,802	17,913

Diluted earnings per share as reported (GAAP)	$(2.05)	$(1.44)	$(1.38)	$6.43
Diluted airline earnings (loss) per share excluding special charges(1)(2)	$(0.49)	$0.31	$2.83	$8.00

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of airline operating expense, operating income, and income (loss) before income taxes excluding special charges (millions)
Operating expense as reported (GAAP)	$588.5	$583.2	$1,860.9	$1,688.5
Non-airline operating expense	32.4	23.7	93.9	20.5
Airline operating expense	556.2	559.5	1,767.0	1,668.0
Airline special charges(2)	7.7	15.2	42.6	15.2
Airline operating expense, excluding special charges(1)(2)	$548.5	$544.3	$1,724.3	$1,652.8

Operating income (loss) as reported (GAAP)	$(26.3)	$(17.9)	$24.0	$210.4
Plus non-airline operating loss	19.3	23.7	40.1	20.5
Plus airline special charges(2)	7.7	15.2	42.6	15.2
Airline operating income, excluding special charges(1)(2)	$0.6	$21.0	$106.8	$246.1
Airline operating margin, excluding special charges(2)	0.1%	3.7%	5.8%	13.0%

Income (loss) before income taxes as reported (GAAP)	$(43.4)	$(29.9)	$(26.8)	$160.8
Plus non-airline loss before income taxes	24.8	22.6	56.1	21.0
Plus airline special charges(2)	7.7	15.2	42.6	15.2
Airline income (loss) before income taxes, excluding special charges(1)(2)	$(11.0)	$7.9	$72.0	$197.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of operating income (loss) excluding special charges (millions)
Operating income (loss) as reported (GAAP)	$(26.3)	$(17.9)	$24.0	$210.4
Special charges	8.8	32.6	40.0	19.8
Operating income (loss), excluding special charges(1)(2)(3)	$(17.6)	$14.7	$64.0	$230.2

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of airline operating CASM excluding fuel and special charges (millions)
Consolidated operating expense (GAAP)	$588.5	$583.2	$1,860.9	$1,688.5
Less fuel expense	148.2	167.9	488.4	520.0
Less non-airline operating expense	32.4	23.7	93.9	20.5
Less airline special charges(2)	7.7	15.2	42.6	15.2
Total airline operating expense less fuel and airline special charges(1)(2)	$400.3	$376.4	$1,235.9	$1,132.8

System available seat miles (millions)	4,501.5	4,433.8	14,286.7	14,164.9
Cost per available seat mile (cents)	13.07	13.15	13.03	11.92
Airline-only cost per available seat mile (cents)	12.35	12.62	12.37	11.78
Airline-only cost per available seat mile excluding fuel and airline special charges (cents)(2)	8.89	8.49	8.65	8.00

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Consolidated EBITDA and Consolidated EBITDA excluding special charges (millions)
Net income (loss) as reported (GAAP)	$(36.8)	$(25.1)	$(24.0)	$119.6
Interest expense, net	17.1	11.9	50.6	49.3
Income tax expense (benefit)	(6.7)	(4.9)	(2.7)	41.3
Depreciation and amortization	63.9	55.8	193.1	164.4
Consolidated EBITDA(1)	$37.5	$37.7	$217.0	$374.6
Special charges	8.8	32.6	40.0	19.8
Consolidated EBITDA, excluding special charges(1)(2)	$46.3	$70.3	$257.0	$394.4

Airline EBITDA excluding special charges (millions)
Income (loss) before taxes as reported (GAAP)	$(43.4)	$(29.9)	$(26.8)	$160.8
Plus non-airline loss before taxes	24.8	22.6	56.1	21.0
Plus airline special charges(2)	7.7	15.2	42.6	15.2
Airline income (loss) before taxes, excluding special charges(1)(2)	$(11.0)	$7.9	$72.0	$197.0
Airline interest expense, net	11.6	13.0	34.6	48.8
Airline depreciation and amortization	56.0	55.7	173.2	164.2
Airline EBITDA, excluding special charges(1)(2)	$56.6	$76.6	$279.9	$410.2

(1)Denotes non-GAAP figure.
(2)In 2024 and 2023, we recognized special charges for aircraft accelerated depreciation related to our revised fleet plan. Additionally in 2024, we recognized charges for a ratification bonus paid to flight attendants in connection with our new collective bargaining agreement and an organizational restructuring of certain administrative personnel. The accelerated depreciation, ratification bonus, and restructuring expenses are sometimes referred to as "airline special charges."
(3)In 2024 and 2023, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period (sometimes referred to as "Sunseeker special charges").
*    Note that amounts may not recalculate due to rounding